Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER OF
GOLD BANC CORPORATION, INC.

I, Rick J. Tremblay, Chief Financial Officer of Gold Banc Corporation, Inc., hereby certify, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)

The Annual Report on Form 10-K for the year ended December 31, 2003, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)

The information contained in the Annual Report on Form 10-K for the year ended December 31, 2003, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operations of Gold Banc Corporation, Inc.

Date: March 11, 2004
	By:	/s/ RICK J. TREMBLAY

Rick J. Tremblay Chief Financial Officer